UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 1, 2017

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FleetCor Technologies, Inc.
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(Exact name of registrant as specified in its charter)

Delaware	001-35004	72-1074903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5445 Triangle Parkway, Suite 400, Peachtree Corners, Georgia		30092
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (770) 449-0479
Not Applicable

Former name or former address, if changed since last report
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.
On November 1, 2017, FleetCor Technologies, Inc. (the "Company") issued a press release announcing its financial results for the three and nine months ended September 30, 2017. A copy of the press release is attached as Exhibit 99.1, which is incorporated by reference in its entirety. The information in this item, including Exhibit 99.1, is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by FleetCor Technologies, Inc. under the Securities Act of 1933, as amended, unless specifically identified as being incorporated into it by reference.
Item 8.01 Other Events.
On November 1, 2017, the Company issued a press release announcing that its Board of Directors authorized a $350 million increase in the size of the Company's previously announced share repurchase program (the "Program"). With the increase and giving effect to the Company's $590 million of previous repurchases, the Company may repurchase up to approximately $510 million of its common stock at any time prior to February 1, 2019.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. 99.1 FleetCor Technologies, Inc. press release dated November 1, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FleetCor Technologies, Inc.

November 1, 2017	By: /s/ Eric R. Dey
Eric R. Dey
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	FleetCor Technologies, Inc. press release dated November 1, 2017.